Exhibit 10.7

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of the 19th day of July, 2021 between Clever Leaves Holdings Inc., a company existing under the laws of the Province of British Columbia (the “Company”), Catalina LP, a limited partnership organized in the Province of Alberta (the “Investor”) and each additional Person who becomes, from time to time, a holder of Registrable Securities and agrees to be a party and bound by this Agreement.

RECITALS

WHEREAS, in connection with the note purchase agreement by and among the parties hereto, dated as of the date hereof (the “Note Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Note Purchase Agreement, to issue to the Investor the Note which will be convertible into Conversion Shares in accordance with the terms of the Note;

AND WHEREAS, to induce the Investor to consummate the transactions contemplated by the Note Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined below);

AND WHEREAS, the parties believe that it is in the best interests of the Company and the Investor to set forth their agreements regarding the Investor’s registration rights in the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

“Agreement” means this registration rights agreement, as amended.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed or the principal securities exchange or securities market on which the Common Shares are then principally trading is closed.

“Closing Date” has the meaning given to it in the Note Purchase Agreement.

“Common Shares” means the common shares of the Company.

“Company” has the meaning given to it in the Preamble.

“Conversion Shares” has the meaning given to it in the Note Purchase Agreement.

“Damages” means any loss, damage, claim, expense or liability (joint or several) to which a party hereto may become subject under the Securities Act or the Exchange Act or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (including any documents incorporated by reference in any Prospectus); (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

“Effective Date” means the date the applicable Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means, with respect to the initial Registration Statement to be filed pursuant to Section 2.1, the 90th calendar day after the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement or Prospectus covering the sale of the Registrable Securities.

“Form S-1” means a registration statement on Form S-1 as promulgated under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Filing Deadline” has the meaning given to it in Section 2.1.

“Holder” means (i) the Investor, as long as it holds, directly or indirectly, including through any Affiliate, any Common Shares (or securities convertible into Common Shares); (ii) any permitted direct or indirect transferee of the Investor under this Agreement who agrees to be a party and bound by this Agreement in accordance with Section 3.2 and (iii) any Permitted Transferee.

“Investor” has the meaning given to it in the Preamble.

“Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse (whether by marriage or civil union) or common law partner (as defined in the Income Tax Act (Canada)) or child or other descendants (whether by birth or adoption) of such individual, each spouse (whether by marriage or civil union) or common law partner (as defined in the Income Tax Act (Canada)) of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual.

“Note Purchase Agreement” has the meaning given to it in the Recitals.

“Note” has the meaning given to it in the Note Purchase Agreement.

“Permitted Holder” means, in respect of a Holder that is an individual, the Members of the Immediate Family of such individual and any Person controlled, directly or indirectly, by any such Holder, and in respect of a Holder that is not an individual, an Affiliate of that Holder.

“Permitted Transferee” means, in each case to the extent such Person is a transferee of the Note in accordance with the terms of the Note Purchase Agreement and the Note and agrees in writing to be bound by the terms of this Agreement, any Permitted Holder.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Prospectus” means, the prospectus included in any Registration Statement, as such document may be amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference in such prospectus.

“Registrable Securities” means any Conversion Shares and other Common Shares issued or issuable with respect to the Conversion Shares or the Note, including, without limitation, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and shares of capital stock of the Company into which the Common Shares are converted or exchanged; provided that such Common Shares shall cease to be Registrable Securities: (i) when their registration has become effective and such Common Shares have been disposed of pursuant to such registration; (ii) when such Common Shares are sold pursuant to SEC Rule 144; or (iii) when such Common Shares cease to be outstanding. For purposes of this Agreement, a Person will be deemed to be the holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion, exchange, exercise or otherwise, but disregarding any restrictions or limitations upon exercise of such right), whether or not the acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Registration Statement” means with respect to a public offering in the United States, a Registration Statement filed by the Company with the SEC for a public offering and sale of securities of the Company for cash in which the Registrable Securities may be included, other than a Registration Statement on Form S-8, Form S-4 or Form F-4, or their successors, or any form for a similar limited purpose, or any Registration Statement covering only securities proposed to be issued in exchange for securities or assets of another corporation.

“Required Registration Amount” means 3,881,988.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Staff” has the meaning given to it in Section 2.3.

“Transaction” has the meaning given to it in Section 3.17.

2. Registration Rights.

The Company covenants and agrees as follows:

2.1 Mandatory Registration. The Company shall prepare and, as soon as reasonably practicable, but in no event more than 30 days after the Closing Date (the “Filing Deadline”), file with the SEC an initial Registration Statement covering the resale of all of the Registrable Securities; provided that such initial Registration Statement shall register for resale at least the number of Common Shares equal to the Required Registration Amount. The Company shall use its commercially reasonable efforts to have such initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.

2.2 Limitations on Mandatory Registration.

Notwithstanding the foregoing obligations, the Company shall have the right to defer the filing of the initial Registration Statement, and any time period under this Agreement including the Filing Deadline and the Effectiveness Deadline shall be tolled correspondingly (a “Suspension”), for up to sixty (60) days, if the Company furnishes to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Company’s board of directors, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be filed or declared effective at such time because such action would (i) materially adversely interfere with a bona fide acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other securityholder during such sixty (60) day period other than pursuant to an Excluded Registration.

2.3 Staff or SEC Characterization. Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC does not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of Common Shares to be included in such Registration Statement by all Holders until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of Common Shares to be included by all Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Holder) unless the inclusion of Common Shares by a particular Holder or a particular group of Holders are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the Common Shares held by such Holder or group of Holders shall be the only Common Shares subject to reduction (and if by a group of Holders on a pro rata basis by such Holders or on such other basis as would result in the exclusion of the least number of Common Shares by all such Holders); provided, that, with respect to such pro rata portion allocated to any Holder, such Holders may elect the allocation of such pro rata portion among the Registrable Securities of such Holder. In addition, in the event that the Staff or the SEC requires any Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Staff or the SEC does not require such identification or until such Investor accepts such identification and the manner thereof.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall use its commercially reasonable efforts to, as expeditiously as reasonably possible:

(a)	in connection with the preparation and filing of a Registration Statement in connection with such registration, the Company will give (i) the Investor and its counsel the opportunity to review and comment upon the Registration Statement for not less than five (5) Business Days before the filing thereof with the SEC and will use its best efforts to consult with the Investor regarding, and consider, such comments as the Investor reasonably proposes (ii) each Holder that may be required under applicable securities laws to be described as an underwriter and that consents to being so named and its counsel(s) and other agents the opportunity to review and participate in the preparation of the Registration Statement, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of counsel for such Holders and such underwriters, to conduct a reasonable investigation; provided, however, that each such Holder and its counsel(s) and other agents shall agree in advance in writing to hold in strict confidence and not make any disclosure or other use of such information;

(b)

(i)	prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC by the Effectiveness Deadline and keep such Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the related Prospectus to be usable by the Holders for a period from the date the Registration Statement becomes effective to, and including, the earlier of (A) the 30th Business Day following the Maturity Date and (B) the date upon which no Registrable Securities are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act); and

(ii)	prepare and file with the SEC such amendments and supplements (including documents incorporated by reference therein) to such Registration Statement, and the Prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement;

(c)	furnish to each Holder of Registrable Securities covered by such registration statement such numbers of copies of a Prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as such Holders may reasonably request (including any documents incorporated by reference in any Prospectus) in order to facilitate their disposition of their Registrable Securities;

(d)	register and qualify the securities covered by such Registration Statement or Prospectus under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders of Registrable Securities covered by such Registration Statement; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction;

(e)	notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus related thereto is required to be delivered under the Securities Act of (i) the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes, an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a “Misstatement”); (ii) the issuance or threatened issuance by the SEC of any stop order; and (iii) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus related thereto or for additional information;

(f)	cause all such Registrable Securities covered by such Registration Statement or Prospectus to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)	provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the Effective Date;

(h)	notify each Holder of Registrable Securities covered by such registration statement, promptly after the Company receives notice thereof, of the time when such Registration Statement (or any post-effective amendment thereto) has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(i)	after such Registration Statement becomes effective notify each Holder of Registrable Securities covered by such registration statement of any request by the SEC that the Company amend or supplement such Registration Statement; and

(j)	take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of each Holder under this Agreement.

2.5 Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably requested to effect the registration or qualification of such Holder’s Registrable Securities.

2.6 Expenses of Registration.

All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2 including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable and documented fees and disbursements of counsel to the Investor, in an amount not to exceed $5,000, shall be borne and paid by the Company.

2.7 Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration or qualification pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Suspension of Disposition.

Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e) or that a Registration Statement contains a Misstatement, each holder of Registrable Securities included in any Registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives a supplemented or amended prospectus such that such prospectus will not contain a Misstatement, or is advised in writing by the Company that the use of the prospectus contained in such Registration Statement may be resumed, and, if so directed by the Company, each such holder will deliver to the Company all written copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The Company shall immediately notify the holders of Registrable Securities of the expiration of any period during which it exercised its rights under this Section 2.8. The period during which the availability of the Registration Statement is suspended will not exceed an aggregate of (A) forty-five (45) days in any calendar quarter; or (B) ninety (90) days in any calendar year.

2.9 Indemnification.

If any Registrable Securities are included in a Registration Statement or Prospectus under this Section 2:

(a)	To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities covered by such registration statement, and the partners, members, officers, directors, employees, agents, representatives and securityholders of each such Holder; and each Person (including their respective partners, members, officers, directors, employees, agents, representatives and securityholders), if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act against any Damages, and the Company will pay to each such Holder, controlling Person, or other aforementioned Person any legal or other documented expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, controlling Person, or other aforementioned Person expressly for use in connection with such registration or qualification.

(b)	To the extent permitted by law, each Holder of Registrable Securities covered by a registration statement, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement or Prospectus, each Person (if any) who controls the Company within the meaning of the Securities Act, any other Holder selling securities in such Registration Statement or Prospectus, and any controlling Person of any such other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration or qualification; and each such Holder will pay to the Company and each other aforementioned Person any documented legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.9(b) and 2.9(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)	Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel reasonably satisfactory to the other parties to the proceeding; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall only relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 if, and only to the extent that, the indemnifying party suffers prejudice as a result of such failure.

(d)	To provide for just and equitable contribution in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement or Prospectus, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)	The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration or qualification under this Section 2, and otherwise shall survive the termination of this Agreement.

2.10 Reports Under Exchange Act.

With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall use commercially reasonable efforts to:

(a)	make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times; and

(b)	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time the Company is subject to such reporting requirements).

2.11 Termination of Agreement with Respect to Any Holder.

This Agreement shall terminate upon the earlier of the Notes being fully converted and exercised or redeemed or the Investor and its Affiliates holding no Registrable Securities.

3. Miscellaneous.

3.1 Further Assurances.

Each of the parties to this Agreement will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as any other party to this Agreement may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

3.2 Permitted Transferees.

This Agreement may be assigned in whole or in part by the Investor or its Permitted Transferee (upon notice to each other party to this Agreement) to any transferee of a Note pursuant to the terms of the Note Purchase Agreement and the Note; and, upon the transferee executing an instrument in writing agreeing to be bound by this Agreement, the transferee will be entitled to its benefit and be bound by all of its terms as if it were an original signatory hereto, except that a transferee of Registrable Securities who becomes entitled to the benefit of this Agreement shall be subject to such restrictions on its rights hereunder as may be stipulated in writing by the transferor of such Registrable Securities. A copy of any such restrictions shall be provided to the Company. This Agreement may not be assigned by any other party to this Agreement without the written consent of the Holder unless such assignment is to a Permitted Transferee; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Permitted Transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such Permitted Transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of Registrable Securities held by a transferee, the holdings of a Holder of such transferee shall be aggregated together and with those of the transferee; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.3 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

3.4 Counterparts; Facsimile.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5 Titles and Subtitles.

[Reserved].

3.6 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties as follows:

If to the Company to:

Clever Leaves Holdings Inc.

489 Fifth Ave, 27th Floor

New York, NY 10017
Attn: Kyle Detwiler, Chief Executive Officer
David Kastin, General Counsel

Email: kyle.detwiler@cleverleaves.com

   david.kastin@cleverleaves.com

With a copy (for informational purposes only) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attn: Pamela L. Marcogliese, Esq.

Email: pamela.marcogliese@freshfields.com

If to the Investor, to:

Catalina LP
1900 Dome Tower – 333 7th Avenue SW
Calgary, AB T2P 2Z1

Attention:	Principal, Chief Executive Officer and Principal, General Counsel
E-mail:	rdunfield@safgroup.ca and wkhayat@safgroup.ca

3.7 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, Holders holding at least a majority (by number) of the issued and outstanding Registrable Securities held by all of the Holders; and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Except as provided for under Section 2.12 and notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any party without the written consent of such party, unless such amendment, termination, or waiver applies to all parties hereto in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.8 Severability.

In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.9 Aggregation of Shares.

All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.10 Entire Agreement.

This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11 Delays or Omissions.

Other than to the extent specifically contemplated by Section 3.7 (in respect of certain waivers deemed to be provided by the Company pursuant to the terms thereof), no delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.12 Currency.

All denominations and financial information outlined in this Agreement are in United States Dollars.

3.13 Construction; Headings.

This Agreement shall be deemed to be jointly drafted by the parties and shall not be construed against any such party as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Agreement.

3.14 Third Party Beneficiaries

This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

3.15 Date for Any Action.

If any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action is required to be taken on the next succeeding day which is a Business Day.

3.16 Adjustments to Common Shares.

Wherever in this Agreement there is reference to a specific number of Common Shares, a price per Common Share or consideration received in respect of such Common Shares, then upon the occurrence of any conversion, reclassification, subdivision, consolidation, exchange or other change (whether pursuant to a reorganization, amalgamation, merger, arrangement or otherwise) involving the Common Shares (a “Transaction”), the specific number of Common Shares, price per Common Share or consideration received in respect of Common Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Common Shares by such Transaction.

3.17 Independent Legal Advice.

Each party hereto acknowledges and agrees that he or it has been advised to, and has had sufficient opportunity to, consult with independent legal counsel with respect to this Agreement, understands his or its obligations under this Agreement and the nature of the consequences of this Agreement and is signing this Agreement voluntarily.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CLEVER LEAVES HOLDINGS INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

Catalina LP, by its general partner, Catalina GP Inc.

By:	/s/ Aaron Bunting
	Name:	Aaron Bunting
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]